Exhibit 99.1

Nuvation Bio Reports First Quarter 2024 Financial Results and Provides Business Update

Acquisition of AnHeart Therapeutics transformed Nuvation Bio into a late-stage, global oncology company with potential to become a commercial organization by the end of 2025

Updated data from the pivotal Phase 2 TRUST-I clinical study of taletrectinib, a ROS1 inhibitor, to be presented at the 2024 American Society of Clinical Oncology (ASCO) Annual Meeting

First patient treated in a Phase 1/2 study of NUV-1511, the company’s first drug-drug conjugate (DDC) to enter the clinic, for the treatment of various advanced solid tumors

Strong balance sheet with cash, cash equivalents, and marketable securities of $597.0 million as of March 31, 2024

New York, May 14, 2024 – Nuvation Bio Inc. (NYSE: NUVB), a late-stage, global biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported financial results for the first quarter ended March 31, 2024, and provided a business update.

“The first quarter of 2024 included multiple significant events for Nuvation Bio. We announced and subsequently completed the acquisition of AnHeart Therapeutics, which transformed Nuvation Bio into a late-stage, global company developing multiple clinical programs for some of the most difficult-to-treat cancers. We also treated the first patient in a Phase 1/2 study of NUV-1511, our first DDC to enter the clinic,” said David Hung, M.D., Founder, President, and Chief Executive Officer of Nuvation Bio. “With our robust cash balance and the recent appointment of Colleen Sjogren as our Chief Commercial Officer, along with some new key hires and the integration of new colleagues from AnHeart, we are thoughtfully scaling our organization to execute on our goal of potentially becoming a commercial organization by the end of 2025, while continuing to advance multiple internal programs in various stages of preclinical and clinical development.”

Recent Pipeline Updates:

Taletrectinib, ROS1 inhibitor: Advanced ROS1-positive non-small cell lung cancer (NSCLC)

•	Taletrectinib is being evaluated for the treatment of patients with advanced ROS1-positive NSCLC in two Phase 2 single-arm pivotal studies: TRUST-I in China, and TRUST-II, a global study.

•

Updated data from the Phase 2 TRUST-I clinical study (NCT04395677) evaluating taletrectinib in patients in China with advanced ROS1-positive NSCLC will be reported in an oral presentation (abstract #8520) at the 2024 ASCO Annual Meeting on Saturday, June 1, 2024, at 4:30-6:30 p.m. CT/5:30-7:30 p.m. ET.

Safusidenib, mIDH1 inhibitor: Grades 2 and 3 IDH1-mutant glioma

•	Safusidenib is being evaluated in a global Phase 2 study for the treatment of patients with grades 2 and 3 IDH1-mutant glioma.

NUV-868, BD2-selective BET inhibitor: Advanced solid tumors

•

NUV-868 is being evaluated in a Phase 1b dose escalation study in combination with olaparib for the treatment of patients with ovarian cancer, pancreatic cancer, metastatic castration-resistant prostate cancer (mCRPC), triple negative breast cancer, and other solid tumors, and in combination with enzalutamide for the treatment of patients with mCRPC.

NUV-1511, DDC: Advanced solid tumors

•

NUV-1511, the Company’s first clinical-stage DDC, is being evaluated in a Phase 1/2 study for the treatment of patients with advanced solid tumors who previously received and progressed on or after treatment with Enhertu® and/or Trodelvy® per approved U.S. Food and Drug Administration (FDA) labeling, human epidermal growth factor receptor 2-negative (HER2-) metastatic breast cancer, mCRPC, advanced pancreatic cancer, and platinum-resistant ovarian cancer (PROC).

Corporate Updates:

•	Announced entry into a definitive agreement to acquire AnHeart Therapeutics in March 2024 and completed the acquisition in April 2024.

•	Appointed Colleen Sjogren as Chief Commercial Officer. Ms. Sjogren will lead Nuvation Bio’s commercial strategy and operations, including marketing, sales, and market access.

First Quarter 2024 Financial Results

As of March 31, 2024, Nuvation Bio had cash, cash equivalents and marketable securities of $597.0 million.

For the three months ended March 31, 2024, research and development expenses were $12.8 million, compared to $18.8 million for the three months ended March 31, 2023. The decrease was primarily due to a $6.7 million decrease in third-party research services and drug manufacturing costs as a result of completing the Phase 1 monotherapy study of NUV-868, offset by a $0.7 million increase in personnel-related costs driven by stock-based compensation and other benefits.

For the three months ended March 31, 2024, general and administrative expenses were $7.3 million, compared to $7.7 million for the three months ended March 31, 2023. The decrease was due to a $0.5 million decrease in professional fees, $0.4 million decrease in insurance, and a $0.2 million decrease in personnel-related costs, offset by a $0.4 million increase in legal fees, a $0.2 million increase in occupancy expense, and a $0.1 million increase in miscellaneous expense.

For the three months ended March 31, 2024, Nuvation Bio reported a net loss of $14.8 million, or $(0.07) per share. This compares to a net loss of $21.7 million, or $(0.10) per share, for the comparable period in 2023.

About Nuvation Bio

Nuvation Bio is a late-stage, global biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s portfolio of development candidates includes taletrectinib (ROS1), safusidenib (mIDH1), NUV-868 (BET), and NUV-1511 (DDC). Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York, San Francisco, and Shanghai. For more information, please visit www.nuvationbio.com and https://www.linkedin.com/company/nuvationbio/.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the expected timing of becoming a commercial organization, the potential therapeutic benefit of Nuvation Bio’s product candidates, the potential of the DDC platform, the advancement of our preclinical and clinical programs, and the strength of Nuvation Bio’s balance sheet. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical studies due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-Q filed with the SEC on May 14, 2024 under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

nuvation@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Condensed Balance Sheets

Unaudited

(In thousands, except share and per share data)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$34,510	$42,649
Prepaid expenses and other current assets	6,796	1,519
Marketable securities	562,466	568,564
Interest receivable on marketable securities	4,283	3,702

Total current assets	608,055	616,434
Property and equipment, net	686	717
Lease security deposit	141	141
Operating lease right-of-use assets	3,168	3,605
Other non-current assets	1,075	587

Total assets	$613,125	$621,484

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,436	$2,209
Current operating lease liabilities	2,023	1,972
Accrued expenses	11,303	9,793

Total current liabilities	15,762	13,974
Warrant liability	1,812	353
Non-current operating lease liabilities	1,509	2,035

Total liabilities	19,083	16,362

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 (Class A 1,000,000,000, Class B 60,000,000) shares authorized as of March 31, 2024 and December 31, 2023, 219,083,219 (Class A 218,083,219, Class B 1,000,000) and 219,046,219 (Class A 218,046,219, Class B 1,000,000) shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	952,807	947,745
Accumulated deficit	(357,596)	(342,804)
Accumulated other comprehensive (loss) income	(1,169)	181

Total stockholders’ equity	594,042	605,122

Total liabilities and stockholders’ equity	$613,125	$621,484

NUVATION BIO INC. and Subsidiaries

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

For The Three Months Ended March 31,	2024	2023
Operating expenses:
Research and development	$12,842	$18,787
General and administrative	7,357	7,734

Total operating expenses	20,199	26,521

Loss from operations	(20,199)	(26,521)

Other income (expense):
Interest income	7,130	4,979
Investment advisory fees	(265)	(230)
Change in fair value of warrant liability	(1,459)	142
Net gain (loss) on marketable securities	1	(96)

Total other income (expense), net	5,407	4,795

Loss before income taxes	(14,792)	(21,726)
Provision for income taxes	—	—

Net loss	$(14,792)	$(21,726)

Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.10)

Weighted average common shares outstanding, basic and diluted	219,048	218,741

Comprehensive loss:
Net loss	$(14,792)	$(21,726)
Other comprehensive loss, net of taxes:
Change in unrealized (loss) gain on available-for-sale securities, net	(1,350)	2,588

Comprehensive loss	$(16,142)	$(19,138)